Exhibit 99.1

Atlas Energy Solutions Inc. Announces Effectiveness of Registration Statement on Form S-4 in Connection with Previously Announced Up-C Simplification

Austin, TX – September 13, 2023 – Atlas Energy Solutions Inc. (NYSE: AESI) (“Atlas” or the “Company”) today announced the effectiveness of the registration statement on Form S-4 (the “Registration Statement”) filed by New Atlas HoldCo Inc., a Delaware corporation and wholly owned subsidiary of the Company (“New Atlas”), in connection with the with the Company’s previously announced Up-C Simplification (as defined below), as well as the subsequent approval of the Up-C Simplification by holders of a majority of the voting power of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), and Class B common stock, par value $0.01 per share (the “Class B common stock”, and, together with the Class A common stock, “common stock”).

As previously announced, on July 31, 2023, the Company’s Board of Directors approved an Up-C simplification transaction (the “Up-C Simplification”) pursuant to which, among other things, (i) all outstanding shares of the Company’s Class A common stock and all outstanding operating units (“Operating Units”) of the Company’s operating subsidiary, Atlas Sand Operating, LLC, will be exchanged on a 1:1 basis for shares of common stock of New Atlas and (ii) all outstanding shares of our Class B common stock that correspond to the outstanding Operating Units will be surrendered and cancelled for no consideration. The overall proportionate economic ownership and voting percentage of our equity holders in our business after the Up-C Simplification will be the same as their current overall proportionate economic ownership of and voting percentage in our business immediately prior to completion of the Up-C Simplification. The Up-C Simplification is expected to simplify our current corporate structure into a single class of common stock, reduce overhead expenses and could result in increased demand for our stock from certain indices and asset managers due to the elimination of the dual-class share structure and associated bifurcation of our market capitalization. On July 31, 2023, the Company entered into a Master Reorganization Agreement (the “Master Reorganization Agreement”) setting forth the terms of the Up-C Simplification transaction, and on August 1, 2023, New Atlas filed the Registration Statement, which included an information statement of the Company and prospectus of New Atlas relating to the Up-C Simplification (the “Information Statement/Prospectus”).

On September 11, 2023, the U.S. Securities and Exchange Commission (the “SEC”) declared the Registration Statement effective. Thereafter, on September 12, 2023, holders of a majority of the voting power of the Company’s outstanding common stock delivered a written consent approving the Company’s entry into the Master Reorganization Agreement and the transactions contemplated thereby, and the Company commenced mailing of the Information Statement/Prospectus to stockholders of record as of the close of business on September 11, 2023. The Up-C Simplification is currently expected to be completed on October 2, 2023, subject to the satisfaction or waiver of certain closing conditions specified in the Master Reorganization Agreement.

About Atlas Energy Solutions

Our company was founded in 2017 by long-time E&P operators and led by Bud Brigham. Our experience as E&P operators, combined with our unique asset base and focus on using technology to deliver novel solutions to our customers’ toughest challenges and mission-critical needs differentiates us as the proppant and logistics provider of choice in the Permian Basin.

Atlas is a leader in the proppant and proppant logistics industry and is currently solely focused on serving customers in the Permian Basin of West Texas and New Mexico, the most active oil and natural gas producing regions in North America. Our Kermit, TX and Monahans, TX facilities are strategically located and specifically designed to maximize reliability of supply and product quality, and our deployment of trucking assets and the Dune Express is expected to drive significant logistics efficiencies.

Our core mission is to maximize value for our stockholders by generating strong cash flow and allocating our capital resources efficiently, including providing a regular and durable return of capital to our investors through industry cycles. Further, we recognize that our long-term profitability is maximized in being good stewards of the environments and communities in which we operate. In our pursuit of this mission, we work to improve the processes involved in the development of hydrocarbons, which we believe will ultimately contribute to providing individuals with access to the energy they need to sustain or improve their quality of life in a clean, safe, and efficient manner. We take great pride in contributing positively to the development of the hydrocarbons that power our lives.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive or prospective in nature, that depend upon or refer to future events or conditions or that include the words “may,” “assume,” “forecast,” “position,” “strategy,” “potential,” “continue,” “could,” “will,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about our business strategy, our industry, our future operations and profitability, expected capital expenditures and the impact of such expenditures on our performance, statements about the proposed Up-C Simplification, including the timing of its completion, our ability to consummate it, its consequences and the anticipated benefits of the Up-C Simplification to the Company, statements about our financial position, production, revenues and losses, our capital programs, management changes, current and potential future long-term contracts and our future business and financial performance. Although forward-looking statements reflect our good faith beliefs at the time they are made, we caution you that these forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to: commodity price volatility stemming from the ongoing war in Ukraine; adverse developments affecting the financial services industry; our ability to complete growth projects, including the Dune Express, on time and on budget; the possibility that the closing conditions of the Master Reorganization Agreement may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the risk that stockholder litigation in connection with the Up-C Simplification may affect the timing or occurrence of the transactions or result in significant costs of defense, indemnification and liability; changes in general economic, business and political conditions, including changes in the financial markets; transaction costs; diversion of management’s time and attention in connection with the corporate reorganization transactions; actions of OPEC+ to set and maintain oil production levels; the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil; inflation; environmental risks; operating risks; regulatory changes; lack of demand; market share growth; the uncertainty inherent in projecting future rates of reserves; production; cash flow; access to capital; the timing of development expenditures; and other factors discussed or referenced in our filings made from time to time with the SEC, including those discussed under the heading “Risk Factors” in our final prospectus, dated March 8, 2023, filed with the SEC pursuant to Rule 424(b) under the Securities Act on March 10, 2023 in connection with our initial public offering, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

No Offer or Solicitation

This communication relates to the Up-C Simplification between Atlas and New Atlas. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Up-C Simplification or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Additional Information

In connection with the Up-C Simplification, New Atlas has filed with the SEC a Registration Statement, which includes the Information Statement/Prospectus. The Registration Statement was declared effective by the SEC on September 11, 2023, and the accompanying Information Statement/Prospectus was first mailed to holders of the Company’s common stock on September 12, 2023. Atlas and New Atlas may also file other documents with the SEC regarding the Up-C Simplification. This document is not a substitute for the Registration Statement and Information Statement/Prospectus that were filed with the SEC or any other documents that Atlas or New Atlas may file with the SEC or send to shareholders of Atlas in connection with the Up-C Simplification. INVESTORS AND SHAREHOLDERS OF ATLAS ARE URGED TO READ THE REGISTRATION STATEMENT AND INFORMATION STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE UP-C SIMPLIFICATION AND RELATED MATTERS.

Investors and shareholders can obtain free copies of the Registration Statement and the Information Statement/Prospectus and all other documents filed or that will be filed with the SEC by Atlas or New Atlas, through the website maintained by the SEC at www.sec.gov. These documents can also be obtained free of charge from Atlas or New Atlas by directing a written request to Atlas Energy Solutions Inc., 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730, Attention: Investor Relations, Telephone: 512-220-1200.

Contact

Kyle Turlington

T: 512-220-1200

IR@atlas.energy